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                                                             Exhibit (j)(1)(vii)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 74 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 23, 2002, relating to the financial statements and financial highlights appearing in the June 30, 2002 Annual Reports to Shareholders of the PEA Value Fund, PEA Renaissance Fund, PEA Growth & Income Fund, PEA Growth Fund, PEA Target Fund, PEA Opportunity Fund, PEA Innovation Fund, CCM Mega-Cap Fund, CCM Capital Appreciation Fund, CCM Mid-Cap Fund, CCM Emerging Companies Fund (formerly the Micro-Cap Fund), NFJ Equity Income Fund, NFJ Basic Value Fund, NFJ Small-Cap Value Fund, PPA Tax-Efficient Equity Fund, PPA Tax-Efficient Structured Emerging Markets Fund, Asset Allocation Fund, RCM Large-Cap Growth Fund, RCM Tax-Managed Growth Fund, RCM Mid-Cap Fund, RCM Small-Cap Fund, RCM Global Small-Cap Fund, RCM Global Technology Fund, RCM Global Equity Fund, RCM International Growth Equity Fund, RCM Emerging Markets Fund, RCM Europe Fund, RCM Biotechnology Fund and RCM Global Healthcare Fund (each a Fund of PIMCO Funds: Multi-Manager Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
October 31, 2002